Exhibit 32.2

SECTION 906 CERTIFICATION

The undersigned hereby certifies that the Annual Report on From 10-K of Israel Growth Partners Acquisition Corp. (the “Registrant”) for the fiscal year ended July 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.

Dated: December 2, 2009	/s/ J. Patrick McMahon
J. Patrick McMahon
Chief Financial Officer